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                     [LETTERHEAD OF MAYER, BROWN & PLATT]


                                August 5, 1996

                                                                      Exhibit 8

Board of Directors
Homestead Village Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501

     Re:  Homestead Village Incorporated
          Registration Statement on Form S-4 (No. 333-4455)

Gentlemen:

     In connection with the issuance of Common Stock and Warrants/1/ in Homestead Village Incorporated, a Maryland corporation ("Homestead"), pursuant to the S-4 Registration Statement filed with the Securities Exchange Commission on May 24, 1996, as amended (the "Registration Statement"), you have requested our opinion concerning the information in (i) the proxy statement of Security Capital Pacific Trust (the "PTR Proxy") under the headings "SUMMARY --THE TRANSACTION -- Federal Income Tax Consequences" and "THE TRANSACTION (Proposal
1) -- Federal Income Tax Consequences," and (ii) the information statement of Security Capital Atlantic Incorporated (the "ATLANTIC Information Statement") under the headings "SUMMARY -- THE TRANSACTION -- Federal Income Tax Consequences," "THE TRANSACTION (Proposal 1) -- Federal Income Tax Consequences," and "FEDERAL INCOME TAX CONSIDERATIONS."

     In formulating our opinion, we have reviewed and relied upon the Registration Statement (including the Prospectus of Homestead, the PTR Proxy Statement and the ATLANTIC Information Statement), such other documents and information provided by you, and such applicable provisions of law as we have considered necessary or desirable for purposes of the opinion expressed herein.




______________________
1/   Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.
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Homestead Village Incorporated
August 5, 1996
Page 2


     In addition, we have relied upon certain representations made by Homestead, PTR and ATLANTIC relating to the organization and actual and proposed operation of each company and any relevant subsidiaries of each. For purposes of our opinions, we have not made an independent investigation of the facts set forth in such documents, the Registration Statement, or the representations from Homestead, PTR or ATLANTIC. We have, consequently, relied upon your representations that the information presented in such documents, or otherwise furnished to us, accurately and completely describes all material facts.

     In rendering this opinion, we have assumed that the transactions contemplated by the foregoing documents will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. Our opinion expressed herein is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion, could adversely affect our conclusions.

     Based upon and subject to the foregoing, it is our opinion that the information (i) in the PTR Proxy under the headings "SUMMARY -- THE TRANSACTION
- -- Federal Income Tax Consequences" and "THE TRANSACTION (Proposal 1) -- Federal Income Tax Consequences," and (ii) in the ATLANTIC Information Statement under the headings "SUMMARY -- THE TRANSACTION -- Federal Income Tax Consequences,"
"THE TRANSACTION (Proposal 1) -- Federal Income Tax Consequences," and "FEDERAL INCOME TAX CONSIDERATIONS," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

     Other than as expressly stated above, we express no opinion on any issue relating to Homestead, PTR or ATLANTIC or to any investment therein.
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Homestead Village Incorporated
August 5, 1996
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of the name of our firm therein and under the headings in the Registration Statement as described above.

                                       Very truly yours,


                                       MAYER, BROWN & PLATT

TCS/WAL